EXHIBIT 5
Dolgenos Newman & Cronin LLP
271 Madison Avenue, New York, NY 10016
Tel 212-925-2800 Fax 212-925-0690

October 23, 2009
Genterra Capital Inc.
106 Avenue Road
Toronto, Ontario
Canada M5R 2H3

Genterra Inc.
106 Avenue Road
Toronto, Ontario
Canada M5R 2H3

Consolidated Mercantile Incorporated
106 Avenue Road
Toronto, Ontario
Canada M5R 2H3

         Re:      Genterra Capital Inc.- Registration Statement on Form F-4

Gentlemen:

     We have acted as special US counsel to Genterra Capital Inc., a corporation  to be organized under the laws of Ontario, Canada (“GCI”),  in connection with the registration  with the Securities and Exchange  Commission (the "Commission") on Form F-4 of the following securities (the “Shares”) - 10,367,243 GCI Common Shares to be exchanged  with the  holders of  5,290,860 Common Shares issued by Genterra Inc., an Ontario corporation (“Genterra”) and 5,076,407 Common Shares issued by Consolidated Mercantile Incorporated, an Ontario Corporation registered under the Securities  Exchange Act of 1934, as amended (“CMI”);  326,000 GCI Class A Preference Shares to be issued to the holders of Genterra Class A Preference Shares; and 26,274,918 GCI Class B Preference Shares issuable to the holders of Genterra Class B Preference Shares, in an amalgamation of Genterra and CMI   pursuant to the terms and  conditions of that certain  Amalgamation Agreement ("Amalgamation Agreement") dated April 27, 2009.

     In connection  with that  registration  pursuant to the  Securities  Act of 1933,  as  amended  (the  "Act")  and  the  rules  and  regulations  promulgated thereunder,  we have reviewed the  proceedings of the Boards of Directors of the Company relating to the registration  and proposed  issuance of the Shares,  and

1.
Certificates of Status dated August 13, 2009, in respect of each of Genterra and CMI, issued by the Ontario Ministry of Government Services pursuant to the Business Corporations Act (Ontario) (the “OBCA”);

2.	the constating documents of each of Genterra and CMI; and

3.	resolutions of the shareholders and directors of each of Genterra and CMI contained in the respective minute books of each of Genterra and CMI as at the date hereof.

We have also examined originals, photocopies, certified copies or facsimiles of such public and corporate records, certificates, instrument and other documents, and have considered such questions of law and examined such statutes, regulations and orders, certificates and other documents and have made such other examinations, searches and investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.  In such examinations we have assumed: (1) the legal capacity of individuals; (2) the genuineness of all signatures; (3) the authenticity of all documents submitted to us as photocopies, certified copies or facsimiles thereof; (4) the statements made by government officials and certificates provided by them are true and correct as at the time they were made and continue to be true and correct from such time to the time of delivery of this opinion; (5) the truthfulness and accuracy of the corporate records of Genterra and CMI; and (6) that all agreements and other documents have been duly authorized, executed and delivered by the parties thereto other than Genterra and CMI.  We have relied, exclusively and without independent investigation or inquiry, as to certain factual matters, upon a certificate of an officer of each of Genterra and CMI dated August 13, 2009. and have relied upon the opinion of Goldman, Spring, Kichler & Sanders LLP,  counsel to GCI.

     Based upon that  review,  it is our opinion  that the Shares when issued in conformance with the terms and conditions of the Amalgamation Agreement pursuant to which they are issued and exchanged,  will be legally issued,  fully paid and nonassessable under the Ontario Business Corporations Act.

     We  consent to the use of this  opinion  as an Exhibit to the  Registration Statement  filed with the Securities and Exchange  Commission in connection with the  registration of the Shares and further consent to the reference to our firm in the Prospectus under the caption "Legal Matters." In giving such consent,  we do not thereby  admit that we are acting  within the  category of persons  whose consent is required  under Section 7 of the Act or the rules and  regulations of the Commission thereunder.

                                            Very truly yours,

                                            DOLGENOS NEWMAN & CRONIN LLP

                                            By /s/Dennis P. McConnell, Partner